Exhibit 10.14

SUBSCRIPTION AGREEMENT

This Subscription Agreement (this “Agreement”) is made as of July 26, 2024 by and among:

(1)	WeRide Inc., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Company”); and

(2)

Alliance Ventures, B.V., private company with limited liability under Dutch law (the “Purchaser”). The Purchaser on the one hand, and the Company on the other hand, are sometimes herein referred to each as a “Party,” and collectively as the “Parties.”

W I T N E S S E T H:

WHEREAS, the Company plans to file a registration statement on Form F-1 on or about July 26, 2024 (as may be amended from time to time, the “Registration Statement”) with the United States Securities and Exchange Commission (the “SEC”) in connection with the initial public offering (the “Offering”) by the Company of American Depositary Shares (“ADS”) representing Class A ordinary shares of par value US$0.00001 per share (“Ordinary Shares”) of the Company as specified in the Registration Statement;

WHEREAS, the Purchaser wishes to invest in the Company by acquiring Ordinary Shares in the Company in a transaction exempt from registration pursuant to Regulation S (“Regulation S”) of the U.S. Securities Act of 1933, as amended (the “Securities Act”); and

WHEREAS, in connection with such acquisition, the Purchaser, the Company and the founders party thereto (the “Founders”) will enter into a Nominating and Support Agreement (the “Nominating and Support Agreement” and, together with this Agreement and any agreements, certificates, documents and instruments that may be required to implement the transactions contemplated by this Agreement or the Nominating and Support Agreement, the “Transaction Documents”),

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the Parties hereto agree as follows:

ARTICLE I

PURCHASE AND SALE

Section 1.1 Issuance, Sale and Purchase of Ordinary Shares. Upon the terms and subject to the conditions of this Agreement, the Purchaser hereby agrees to purchase, and the Company hereby agrees to issue, sell and deliver to the Purchaser, at the Closing (as defined below), such number of Ordinary Shares that is equal to the quotient of the Purchase Price (as defined below) divided by the Offer Price (as defined below) (the “Purchased Shares”) at a price per Ordinary Share equal to the Offer Price and for an aggregate purchase price of US$97,000,000.00 (the “Purchase Price”), free and clear of all liens or encumbrances (except for restrictions arising under the Securities Act or created by virtue of this Agreement or the Lock-Up Agreement (as defined below)); provided, however, that (a) no fractional shares of Ordinary Shares will be issued as Purchased Shares, (b) any fractions shall be rounded down to the nearest whole number of Ordinary Shares, and (c) the Purchase Price will be reduced by the value of any such fractional share (as calculated on the basis of the Offer Price). The “Offer Price” means the price per ADS set forth on the cover of the Company’s final prospectus in connection with the Offering divided by the number of Ordinary Shares represented by one ADS.

Section 1.2 Closing.

(a) Closing. Subject to Section 1.3, the closing (the “Closing”) of the sale and purchase of the Purchased Shares pursuant to Section 1.1 shall take place concurrently with the closing of the Offering at the same offices for the closing of the Offering or at such other place as the Company and the Purchaser may mutually agree with respect to the Purchased Shares. The date and time of the Closing are referred to herein as the “Closing Date.” No later than five (5) business days prior to the Closing Date, the Company shall issue a written notice to the Purchaser, indicating the anticipated date for the closing of the Offering.

(b) Payment and Delivery. At the Closing, the Purchaser shall pay and deliver the Purchase Price to the Company in U.S. dollars by wire transfer, or by such other method mutually agreeable to the Company and the Purchaser, of immediately available funds to such bank account designated in writing by the Company to the Purchaser at least three (3) business days prior to the Closing Date, and the Company shall deliver one or more duly executed share certificates in original form, registered in the name of the Purchaser, together with a certified true copy of the register of the members of the Company, evidencing the Purchased Shares being issued and sold to the Purchaser.

(c) Restrictive Legend. On the Closing Date, the certificate representing Purchased Shares shall be endorsed with the following legend:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (AS AMENDED, THE “ACT”) OR UNDER THE SECURITIES LAWS OF ANY STATE. THIS SECURITY MAY NOT BE TRANSFERRED, SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED: (A) IN THE ABSENCE OF (1) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, (2) AN EXEMPTION OR QUALIFICATION UNDER THE ACT AND OTHER APPLICABLE SECURITIES LAWS OR (3) DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED; AND (B) WITHIN THE UNITED STATES OR TO ANY U.S. PERSON, AS EACH OF THOSE TERMS IS DEFINED IN REGULATION S UNDER THE ACT, DURING THE 40 DAYS FOLLOWING CLOSING OF THE PURCHASE. ANY ATTEMPT TO TRANSFER, SELL, PLEDGE OR HYPOTHECATE THIS SECURITY IN VIOLATION OF THESE RESTRICTIONS SHALL BE VOID.

Following the Distribution Compliance Period (as defined below), the legend set forth above shall be removed and the Company shall issue a certificate representing the Purchased Shares without such legend to the Purchaser.

Section 1.3 Closing Conditions.

(a) Conditions to the Purchaser’s Obligations to Effect the Closing. The obligation of the Purchaser to purchase and pay for the Purchased Shares as contemplated by this Agreement is subject to the satisfaction, on or before the Closing Date, of the following conditions, any of which may be waived in writing by the Purchaser in its sole discretion:

(i) All corporate and other actions required to be taken by the Company in connection with the issuance, sale and delivery of the Purchased Shares and any other transactions contemplated by the Transaction Documents shall have been completed.

(ii) The representations and warranties of the Company to the Purchaser contained in Section 2.1 of this Agreement shall have been true and correct on the date of this Agreement and true and correct in all material respects on and as of the Closing Date (except (i) except any representations and warranties qualified by materiality or Material Adverse Effect shall be true and correct in all respects on and as of the Closing Date and (ii) the representations and warranties contained in Section 2.1(d), Section 2.1(e), Section 2.1(f), Section 2.1(h) and Section 2.1(i) shall be true and correct in all respects on and as of the Closing Date); and the Company shall have performed and complied in all material respects with all, and not be in breach or default in any material respects under any, agreements, covenants, conditions and obligations contained in this Agreement or any other Transaction Document that are required to be performed or complied with on or before the Closing Date.

(iii) No governmental authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins, prevents, prohibits or otherwise makes illegal the consummation of the transactions contemplated by this Agreement or any other Transaction Document with respect to the Purchaser, or imposes any damages or penalties in connection with the transactions contemplated by this Agreement or any other Transaction Document with respect to the Purchaser; and no action, suit, proceeding or investigation shall have been instituted by a governmental authority of competent jurisdiction or threatened that seeks to restrain, enjoin, prevent, prohibit or otherwise make illegal the consummation of the transactions contemplated by this Agreement or any other Transaction Document with respect to the Purchaser, or imposes any damages or penalties in connection with the transactions contemplated by this Agreement or any other Transaction Document with respect to the Purchaser.

(iv) The underwriting agreement relating to the Offering (the “Underwriting Agreement”) shall have been entered into and have become effective and not been terminated. The underwriters shall have purchased, immediately prior to the purchase of the Purchased Shares by the Purchaser hereunder, the Firm Shares (as defined in the Underwriting Agreement) at the Offer Price (less any underwriting discounts or commissions). The ADSs shall have been approved for listing on the Nasdaq Stock Market and trading in the ADSs shall not have been suspended or materially limited by the SEC or the Nasdaq Stock Market.

(v) The Nominating and Support Agreement shall have been executed and delivered by the Purchaser, the Company and the Founders.

(vi) The cooperation agreement between Renault s.a.s. and the Company shall have been entered into and have become effective.

(vii) [Reserved].

(viii) The Post-IPO M&AA (as defined below) will have become effective and contain the provisions materially similar to the provisions set forth in Exhibit B hereto; provided that any modification to the provisions set forth in Exhibit B hereto contained in the Post-IPO M&AA does not affect the Purchaser’s rights or the Founders’ obligations under the Nominating and Support Agreement.

(b) Conditions to Company’s Obligations to Effect the Closing. The obligation of the Company to issue and sell the Purchased Shares to the Purchaser as contemplated by this Agreement is subject to the satisfaction, on or before the Closing Date, of each of the following conditions, any of which may be waived in writing by the Company in its sole discretion:

(i) The Lock-Up Agreement, in form and substance satisfactory to the Purchaser and its counsel, shall have been executed and delivered by the Purchaser to the representatives of the underwriters for the Offering.

(ii) All corporate and other actions required to be taken by the Purchaser in connection with the purchase of the Purchased Shares shall have been completed.

(iii) The representations and warranties of the Purchaser contained in Section 2.2 of this Agreement shall have been true and correct on the date of this Agreement and in all material respects (other than Section 2.2(d), Section 2.2(e) and Section 2.2(j) to (o) which shall have been true and correct in all respects) on and as of the Closing Date; and the Purchaser shall have performed and complied in all material respects with all, and not be in breach or default in any material respect under any, agreements, covenants, conditions and obligations contained in this Agreement that are required to be performed or complied with on or before the Closing Date.

(iv) No governmental authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins, prevents, prohibits or otherwise makes illegal the consummation of the transactions contemplated by this Agreement with respect to the Company, or imposes any damages or penalties in connection with the transactions contemplated by this Agreement with respect to the Company; and no action, suit, proceeding or investigation shall have been instituted by a governmental authority of competent jurisdiction or threatened that seeks to restrain, enjoin, prevent, prohibit or otherwise make illegal the consummation of the transactions contemplated by this Agreement with respect to the Company, or imposes any damages or penalties in connection with the transactions contemplated by this Agreement with respect to the Company.

(v) The Underwriting Agreement shall have been entered into and have become effective. The underwriters shall have purchased, immediately prior to the purchase of the Purchased Shares by the Purchaser hereunder, the Firm Shares (as defined in the Underwriting Agreement) at the Offer Price (less any underwriting discounts or commissions).

Section 1.4 Reliance on Regulation S. The purchase, issuance, sale and delivery of the Purchased Shares shall be made pursuant to and in reliance upon Regulation S. Each of the terms of “United States,” “U.S. Person,” “Directed Selling Efforts,” “Offshore Transaction” have the meanings assigned to it under the Regulation S.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Section 2.1 Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser as follows:

(a) Due Formation. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Cayman Islands, with power and authority (corporate and other) to own its properties and conduct its business as now conducted.

(b) Authority. The Company has the requisite corporate power and authority to enter into, execute and deliver this Agreement and each other Transaction Document to be executed and delivered by the Company and to perform its obligations hereunder and thereunder. The execution and delivery by the Company of this Agreement and each other Transaction Document to be executed and delivered by the Company and the performance by the Company of its obligations hereunder and thereunder have been duly authorized by all requisite actions on its part.

(c) Valid Agreement. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies. On and as of the Closing Date, the Nominating and Support Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(d) Due Issuance of the Purchased Shares. The Purchased Shares have been duly authorized and, when issued and delivered to and paid for by the Purchaser pursuant to this Agreement, will be validly issued, fully paid and non-assessable and free and clear of any pledge, mortgage, security interest, encumbrance, lien, charge, assessment, right of first refusal, right of pre-emption, third party right or interest, claim or restriction of any kind or nature, except for restrictions arising under the Securities Act or created by virtue of this Agreement or the Lock-Up Agreement and upon delivery and entry into the register of members of the Company will transfer to the Purchaser good and valid title to the Purchased Shares. The rights of the Ordinary Shares to be issued to the Purchaser as Purchased Shares are as stated in the Eighth Amended and Restated Memorandum and Articles of Association of the Company as set out in Exhibit 3.2 of the Registration Statement (the “Post-IPO M&AA”), which will become effective immediately prior to the completion of the Offering. As of the Closing Date, the Purchased Shares will conform to the description of the Ordinary Shares contained in the Prospectus (as defined in the Underwriting Agreement).

(e) Noncontravention. Neither the execution and the delivery of this Agreement or any other Transaction Document, nor the consummation of the transactions contemplated hereby or thereby, will (i) (A) violate any provision of the organizational documents of the Company or any of the Company’s subsidiaries and consolidated affiliates (each a “Subsidiary” and collectively “Subsidiaries”) or (B) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental entity or court to which the Company or its Subsidiaries is subject, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of or creation of an encumbrance under, or create in any party the right to accelerate, terminate, modify, or cancel, any agreement, contract, lease, license, instrument, or other arrangement to which the Company or its Subsidiaries is a party or by which the Company or its Subsidiaries is bound or to which any of the Company’s or its Subsidiaries’ assets are subject, except in each case of (i)(B) and (ii), as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There is no action, suit or proceeding, pending or threatened against the Company or its Subsidiaries that questions the validity of this Agreement or any other Transaction Document or the right of the Company to enter into this Agreement or any other Transaction Document or to consummate the transactions contemplated hereby or thereby. For purposes of this Section 2.1, “Material Adverse Effect” means any event, fact, circumstance or occurrence that, individually or in the aggregate with any other events, facts, circumstances or occurrences, results in or would reasonably be expected to result in a material adverse change in or a material adverse effect on (i) the financial condition, assets, liabilities, results of operations, business, or operations of the Company or its Subsidiaries taken as a whole, except to the extent that any such Material Adverse Effect results from (x) changes in generally accepted accounting principles that are generally applicable to comparable companies or (y) changes in general economic and market conditions; provided that, in either case, any of such changes does not disproportionately affect the Company or any of its Subsidiaries in any material respect; or (ii) the ability of the Company to consummate the transactions contemplated by this Agreement or any other Transaction Document.

(f) Consents and Approvals. Neither the execution and delivery by the Company of this Agreement or any other Transaction Document, nor the consummation by the Company of any of the transactions contemplated hereby or thereby, nor the performance by the Company of this Agreement or any other Transaction Document in accordance with its respective terms requires the consent, approval, order or authorization of, or registration with, or the giving notice to, any governmental or public body or authority or any third party, except such as have been or will have been obtained, made or given on or prior to the Closing Date, or where the failure to obtain any such consent, approval, authorization, order, registration or qualification would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(g) Description of Share Capital. As of the Closing Date, the statements set forth in the Time of Sale Prospectus (as defined in the Underwriting Agreement) and the Prospectus (as defined in the Underwriting Agreement) under the caption “Description of Share Capital,” insofar as they purport to constitute a summary of the terms of the Company’s share capital, are accurate, complete and fair in all material respects.

(h) SEC Filings. The Registration Statement, and any amendment thereto, including any information deemed to be included therein pursuant to the rules and regulations SEC promulgated under the Securities Act, complied (or, in the case of amendments filed after the date hereof, will comply) as of its filing date in all material respects with the requirements of the Securities Act and the rules and regulations of the SEC promulgated thereunder, and did not (or, in the case of amendments filed after the date hereof, will not) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the date it is declared effective by the SEC, the Registration Statement, as so amended, and any related registration statements, will comply in all material respects with the requirements of the Securities Act and the rules and regulations of the SEC promulgated thereunder, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. The preliminary prospectus included in the Registration Statement as of the date the Registration Statement is declared effective by the SEC, and any free writing prospectus related to the Registration Statement and any final prospectus related to the Registration Statement filed pursuant to Rule 424 promulgated under the Securities Act, in each case as of its date, will comply in all material respects with the requirements of the Securities Act and the rules and regulations promulgated thereunder, and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(i) Regulation S. No Directed Selling Efforts have been made by the Company, any of its affiliates or any person acting on its behalf with respect to any Purchased Shares that are not registered under the Securities Act; none of such persons has taken any actions that would result in the sale of the Purchased Shares to the Purchaser under this Agreement requiring registration under the Securities Act; the Company is a “foreign issuer” (as defined in Regulation S); and assuming the accuracy of the representations and warranties of the Purchaser set forth in Section 2.2 of this Agreement, no registration under the Securities Act is required for the offer and sale of the Purchased Shares by the Company to the Purchaser under this Agreement.

(j) Brokers or Finders. The Company has not engaged any brokers, finders or agents such that the Purchaser will incur, directly or indirectly, as a result of any action taken by the Company, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with the Transaction Documents.

(k) No Inside Information. The Company is not in possession of any non-public information concerning itself, its securities or the Company and its Subsidiaries taken as a whole that is material or price-sensitive and the issue of the Ordinary Shares to be issued by it will not constitute a violation by the Company of applicable laws restricting or prohibiting “insider dealing” on securities or “market abuse”.

(l) Anti-Corruption. Neither the Company nor, to the best knowledge of the Company, any of the Company’s directors, officers, employees or agents acting on behalf of the Company have made, offered, promised or authorized any payment or gift of any money or anything of value to or for the benefit of any “foreign official” (as such term is defined in the FCPA (as defined below)), foreign political party or official thereof or candidate for foreign political office for the purpose of (a) influencing any official act or decision of such official, party or candidate, (b) inducing such official, party or candidate to use his, her or its influence to affect any act or decision of a foreign governmental authority or (c) securing any improper advantage, in the case of (a), (b) and (c) above in order to assist the Company or any of its affiliates in obtaining or retaining business for or with, or directing business to, any person. Neither the Company nor, to the best knowledge of the Company, any of its directors, officers, employees or agents acting on behalf of the Company have made or authorized any bribe, rebate, payoff, influence payment, kickback or other unlawful payment of funds or received or retained any funds in violation of any Anti-Corruption Laws (as defined below). The Company further represents that it has maintained, and has caused each of its subsidiaries to maintain systems of internal controls (including, but not limited to, accounting systems, purchasing systems and billing systems) to ensure compliance with the Anti-Corruption Laws. “Anti-Corruption Laws” means any provision of the U.S. Foreign Corrupt Practices Act of 1977 (the “FCPA”) or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws.

(m) Sanctions. Neither the Company nor, to the Company’s knowledge, any of its directors, officers, agents, employees or subsidiaries is currently subject to any sanctions administered by the United Nations Security Council, the European Union, the United Kingdom, the Office of Foreign Assets Control of the U.S. Department of the Treasury, or any other relevant sanctions authority.

(n) Anti-Money Laundering. No action, suit or proceeding by or before any court or governmental agency, authority or body involving the Company or any other member of the Group with respect to the applicable anti-money laundering statutes of all applicable jurisdictions and the rules and regulations thereunder (collectively, the “Anti-Money Laundering Laws”) is pending or, to the best knowledge of the Company, threatened. None of the Company, any other member of the Group, any of their respective directors, officers, or, to the best knowledge of the Company, any of their respective employees, agents or other person acting on behalf of the Company or any member of the Group has caused the Company or any member of the Group to be in violation of any Anti-Money Laundering Laws.

Section 2.2 Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants, to the Company as follows:

(a) Due Formation. The Purchaser is duly organized, validly existing and in good standing (or the foreign equivalent to the extent the concept is applicable in such jurisdiction) in the jurisdiction of its organization. The Purchaser has all requisite power and authority to carry on its business as it is currently being conducted.

(b) Authority. The Purchaser has the requisite corporate or other applicable organizational power and authority to enter into, execute and deliver this Agreement and each other Transaction Document to be executed and delivered by the Purchaser and to perform its obligations hereunder and thereunder. The execution and delivery by the Purchaser of this Agreement and each other Transaction Document to be executed and delivered by the Purchaser and the performance by the Purchaser of its obligations hereunder and thereunder have been duly authorized by all requisite actions on its part.

(c) Valid Agreement. This Agreement has been duly executed and delivered by the Purchaser and constitutes the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(d) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any provision of the organizational documents of the Purchaser or violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental entity or court to which the Purchaser is subject, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of or creation of an encumbrance under, or create in any party the right to accelerate, terminate, modify, or cancel, any agreement, contract, lease, license, instrument, or other arrangement to which the Purchaser is a party or by which the Purchaser is bound or to which any of the Purchaser’s assets are subject, in each case of the foregoing (i) and (ii), in such a manner that would materially and adversely affect the Purchaser’s ability to consummate the transactions contemplated hereby. There is no action, suit or proceeding, pending or threatened against the Purchaser that questions the validity of this Agreement or the right of the Purchaser to enter into this Agreement or to consummate the transactions contemplated hereby.

(e) Consents and Approvals. Neither the execution and delivery by the Purchaser of this Agreement, nor the consummation by the Purchaser of any of the transactions contemplated hereby, nor the performance by the Purchaser of this Agreement in accordance with its terms requires the consent, approval, order or authorization of, or registration with, or the giving notice to, any governmental or public body or authority or any third party, except such as have been or will have been obtained, made or given on or prior to the Closing Date.

(f) Experience. The Purchaser has such knowledge and experience in financial or business matters as to be capable of evaluating the merits and risks of the investment in the Purchased Shares. Without prejudice to any right, remedy or recourse that may be available to the Purchaser under this Agreement or any other Transaction Document or pursuant to applicable securities laws, the Purchaser is capable of bearing the economic risks of such investment, including a complete loss of its investment.

(g) Purchase Entirely for Own Account. The Purchaser hereby confirms that the Purchased Shares will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act. By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or direct or indirect arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Purchased Shares. Except as otherwise disclosed to the Company on or prior to the Closing Date, the Purchaser has not been formed for the specific purpose of acquiring the Purchased Shares.

(h) No General Solicitation. The Purchaser has not been directly or indirectly solicited through any general advertising or general solicitation (including by means of the Registration Statement or prospectus contained therein) and did not learn of and become interested in the transaction contemplated in this Agreement by means of the Registration Statement or prospectus contained therein. The Purchaser hereby further confirms that it or an affiliate of the Purchaser had a substantive pre-existing relationship with the Company prior to the commencement of any discussion in connection with the transaction contemplated in this Agreement.

(i) Information. The Purchaser has been furnished access to all materials and information the Purchaser has requested relating to the Company and its Subsidiaries and other due diligence documents in order to evaluate the transactions contemplated by this Agreement. The Purchaser has consulted to the extent deemed appropriate by the Purchaser with the Purchaser’s own advisers as to the financial, tax, legal and related matters concerning an investment in the Purchased Shares.

(j) Offshore Transaction. The Purchaser is acquiring the Purchased Shares in an Offshore Transaction in reliance upon the exemption from registration provided by Regulation S, and specifically:

(i) at the time of offering to the Purchaser and communication of such Purchaser’s order to purchase the Purchased Shares and at the time of such Purchaser’s execution of this Agreement, the Purchaser or persons acting on the Purchaser’s behalf in connection therewith were located outside the United States;

(ii) at the time of the Closing Date, the Purchaser or persons acting on the Purchaser’s behalf in connection therewith will be located outside the United States.

(k) [Reserved].

(l) Non U.S. Person. The Purchaser certifies it is not a U.S. Person and is not acquiring the Purchased Shares for the account or benefit of any U.S. Person.

(m) Non Distributor. The Purchaser is not a “distributor” (as defined in Regulation S).

(n) Refusal to Register Improper Transfers. The Purchaser acknowledges that the Company shall make a notation in its share register regarding the restrictions on transfer set forth herein and shall transfer such shares on the books of the Company only to the extent consistent therewith. In particular, the Purchaser acknowledges that the Company shall refuse to register any transfer of the Purchased Shares not made in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act or pursuant to an available exemption from registration.

(o) FINRA. The Purchaser does not, directly or indirectly, own more than five per cent of the outstanding common stock (or other voting securities) of any member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) or a holding company for a FINRA member, and is not otherwise a “restricted person” for the purposes of the Free-Riding and Withholding Interpretation of FINRA.

ARTICLE III

COVENANTS

Section 3.1 Lock-Up and Nominating and Support Agreement. The Purchaser shall, at the Closing, enter into a lock-up agreement (the “Lock-Up Agreement”), in form and substance satisfactory to the Purchaser and its counsel, and the Company and the Purchaser shall, at the Closing, enter into the Nominating and Support Agreement in the form set forth in Exhibit A hereto.

Section 3.2 Distribution Compliance Period. The Purchaser agrees not to resell, pledge or transfer any Purchased Shares within the United States or to any U.S. Person, as each of those terms is defined in Regulation S, during the 40 days following the Closing Date (the “Distribution Compliance Period”).

Section 3.3 Conversion of Purchased Shares into ADSs. The Company will promptly provide the depositary for the ADSs (the “Depositary”) all legal opinions, other documents and representations reasonably requested by the Depositary to allow the Purchaser to deposit the Purchased Shares into the Company’s unrestricted ADS facility established pursuant to the terms of that certain Deposit Agreement (the “Deposit Agreement”), by and between the Company, the Depositary and holders and beneficial owners of ADSs issued thereunder, and to receive electronic delivery of unrestricted ADSs issued by the Depositary representing such deposited Purchased Shares into the account or accounts designated by the Purchaser through the facilities of the Depository Trust Company. The Company will bear all the costs and expenses associated with the deposit of the Purchased Shares and the issuance and conversion of the ADS.

Section 3.4 Registration and Listing of ADSs. The Company undertakes to maintain the effectiveness of a registration statement on Form F-6 relating to the ADSs and an adequate number of ADSs available for issuance thereunder such that ADSs can be delivered in accordance with the terms of the Deposit Agreement upon the deposit of the Purchased Shares into the Company’s unrestricted ADS facility. The Company hereby agrees to maintain the listing, quotation and trading of the ADSs on the Nasdaq Stock Market. The Company agrees to maintain the eligibility of the ADSs for electronic transfer through the Depository Trust Company, including, without limitation, by timely payment of fees to the Depository Trust Company in connection with such electronic transfer.

Section 3.5 Resale. The Company confirms and agrees that the Purchased Shares are “Registrable Securities” for purposes of the Sixth Amended and Restated Shareholders Agreement, dated as of October 29, 2022, by and among the Company and the persons, principals, key holders and investors party thereto (as amended from time to time, the “Shareholders Agreement”). Further, the Company will provide all customary and commercially reasonable cooperation necessary to enable the Purchaser to resell the Purchased Shares pursuant to Rule 144 under the Securities Act or another applicable exemption from the registration requirements of the Securities Act. The Company undertakes to timely file all reports and other materials required to be filed by the Company under the Exchange Act to enable the Purchaser to sell the Purchased Shares under Rule 144 for so long as the Purchaser holds the Purchased Shares.

Section 3.6 Board of Directors. The Purchaser shall be entitled to propose the appointment of two members to the Company’s board of directors (the “Purchaser’s Directors”), to be effective on the Closing Date at the latest. In addition, the Company undertakes to take the necessary steps to renew the Purchaser’s Directors as members of the Company’s board of directors or to appoint any replacing member proposed by the Purchaser as a member of the Company’s board of directors. Notwithstanding the foregoing, in the event the Purchaser sells shares in the share capital of the Company (including any shares in the share capital of the Company represented by ADSs) (“Common Stock”) following the Closing equal to between one percent (1%) and two precent (2%) of the then current fully diluted share capital of the Company, it shall lose the right to nominate one (1) Purchaser Director, and in the event the Purchaser sells Common Stock following the Closing equal to two percent (2%) or more of the then current fully diluted share capital of the Company, it shall lose the right to nominate any Purchaser Director.

Section 3.7 Further Assurances. From the date of this Agreement until the Closing Date, the Company and the Purchaser shall use their reasonable best efforts to fulfill or obtain the fulfillment of the conditions precedent to the consummation of the transactions contemplated hereby.

ARTICLE IV

MISCELLANEOUS

Section 4.1 Survival of the Representations and Warranties. All representations and warranties made by any Party shall survive for five (5) years and shall terminate and be without further force or effect on the fifth anniversary of the Closing Date, except as to (i) any claims thereunder which have been asserted in writing pursuant to Section 4.1 against the Party making such representations and warranties on or prior to such fifth anniversary, and (ii) the Company’s representations contained in Section 2.1 hereof, each of which shall survive indefinitely.

Section 4.2 Governing Law; Arbitration. This Agreement shall be governed and interpreted in accordance with the laws of the State of New York without giving effect to the conflicts of law principles thereof. Any dispute arising out of or relating to this Agreement, including any question regarding its existence, validity or termination (“Dispute”) shall be referred to and finally resolved by arbitration at the Hong Kong International Arbitration Centre in accordance with the Hong Kong International Arbitration Centre Administered Arbitration Rules then in force. There shall be three arbitrators. Each Party has the right to appoint one arbitrator and the third arbitrator shall be appointed by the Hong Kong International Arbitration Centre. The language to be used in the arbitration proceedings shall be English. The seat of arbitration shall be Hong Kong. Each of the Parties irrevocably waives any immunity to jurisdiction to which it may be entitled or become entitled (including without limitation sovereign immunity, immunity to pre-award attachment, post-award attachment or otherwise) in any arbitration proceedings and/or enforcement proceedings against it arising out of or based on this Agreement or the transactions contemplated hereby.

Section 4.3 Amendment. This Agreement shall not be amended, changed or modified, except by another agreement in writing executed by the Parties.

Section 4.4 Binding Effect. This Agreement shall inure to the benefit of, and be binding upon, the Purchaser, the Company, and their respective heirs, successors and permitted assigns.

Section 4.5 Assignment. Neither this Agreement nor any of the rights, duties or obligations hereunder may be assigned by the Company or the Purchaser without the express written consent of the other Party, except that a Purchaser may assign all or any part of its rights and obligations hereunder to any affiliate of the Purchaser without the consent of the Company, provided that no such assignment shall relieve the Purchaser of its obligations hereunder if such assignee does not perform such obligations. Any purported assignment in violation of the foregoing sentence shall be null and void. Each shareholder of the Purchaser shall be deemed to be an affiliate of the Purchaser for purposes of this Agreement.

Section 4.6 Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of actual delivery if delivered personally to the Party to whom notice is to be given, on the date sent if sent by telecopier, tested telex or prepaid telegram, on the next business day following delivery to Federal Express properly addressed or on the day of attempted delivery by the U.S. Postal Service if mailed by registered or certified mail, return receipt requested, postage paid, and properly addressed as follows:

If to the Company, at:	***** E-mail: ***** Attn: *****

If to the Purchaser, at:	Alliance Ventures, B.V. ***** E-mail:***** Attn:*****

Any Party may change its address for purposes of this Section 4.6 by giving the other Party written notice of the new address in the manner set forth above.

Section 4.7 Entire Agreement. This Agreement together with the other Transaction Documents constitute the entire understanding and agreement between the Parties with respect to the matters covered hereby, and all prior agreements and understandings, oral or in writing, if any, between the Parties with respect to the matters covered hereby are merged and superseded by such agreements.

Section 4.8 Severability. If any provisions of this Agreement shall be adjudicated to be illegal, invalid or unenforceable in any action or proceeding whether in its entirety or in any portion, then such provision shall be deemed amended, if possible, or deleted, as the case may be, from the Agreement in order to render the remainder of the Agreement and any provision thereof both valid and enforceable, and all other provisions hereof shall be given effect separately therefrom and shall not be affected thereby.

Section 4.9 Fees and Expenses. Except as otherwise provided in this Agreement, the Company and the Purchaser will bear their respective expenses incurred in connection with the negotiation, preparation and execution of this Agreement and the transactions contemplated hereby, including fees and expenses of attorneys, accountants, consultants and financial advisors.

Section 4.10 Confidentiality. Each Party shall keep in confidence, and shall not use (except for the purposes of the transactions contemplated hereby) or disclose (except to its affiliates, representatives or agents), any non-public information disclosed to it or its affiliates, representatives or agents in connection with this Agreement or the transactions contemplated hereby. Each Party shall ensure that its affiliates, representatives and agents keep in confidence, and do not use (except for the purposes of the transactions contemplated hereby) or disclose, any such non-public information.

Section 4.11 Specific Performance. The Parties agree that irreparable damage would occur in the event any provision of this Agreement were not performed in accordance with the terms hereof and that the Parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

Section 4.12 Termination. In the event that the Closing shall not have occurred by September 1, 2024, the Company or the Purchaser may terminate this Agreement with no further force or effect, except for the provisions of ARTICLE IV, which shall survive any termination under this Section 4.12, provided that no Party who is then in a material breach of this Agreement shall be entitled to terminate this Agreement.

Section 4.13 Description of Purchaser.

(a) The Purchaser hereby consents and undertakes to promptly provide a description of its organization and business activities to the Company (the “Purchaser Description”) to be used solely in the Registration Statement and the prospectus therein, and hereby represents that its Purchaser Description will be true and accurate in all material respects and will not be misleading in any material respect.

(b) The Purchaser hereby agrees and consents to the use of and references to its name, the inclusion of Purchaser Description, the disclosure of the transactions contemplated under this Agreement and the filing of this Agreement as an exhibit to the Registration Statement and other SEC filings, marketing materials and other publicity materials in connection with the Offering.

(c) The Purchaser acknowledges that the Company will rely upon the truth and accuracy of its Purchaser Description, and it agrees to notify the Company promptly in writing if any of the content contained therein ceases to be materially accurate and complete or becomes materially misleading.

Section 4.14 Headings. The headings of the various articles and sections of this Agreement are inserted merely for the purpose of convenience and do not expressly or by implication limit, define or extend the specific terms of the section so designated.

Section 4.15 Execution in Counterparts. For the convenience of the Parties and to facilitate execution, this Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument.

Section 4.16 No Waiver. Except as specifically set forth herein, the rights and remedies of the Parties to this Agreement are cumulative and not alternative. No failure or delay on the part of any Party in exercising any right, power or remedy under this Agreement will operate as a waiver of such right, power or remedy, and no single or partial exercise of any such right, power or remedy will preclude any other or further exercise of such right, power or remedy or the exercise of any other right, power or remedy. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement can be discharged by one Party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other Party; (b) no waiver that may be given by a Party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one Party will be deemed to be a waiver of any obligation of that Party or of the right of the Party giving such notice or demand to take further action without notice or demand as provided in this Agreement.

[Signature pages follow]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the day and year first above written.

WeRide Inc.

By:	/s/ Tony Xu Han
Name:	Tony Xu Han
Title:	Director & CEO

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the day and year first above written.

Alliance Ventures, B.V.

By:	/s/ Veronique Sarlat-Depotte
Name:	Veronique Sarlat-Depotte
Title:	Authorized Signatory

Exhibit A

Nominating and Support Agreement

Exhibit B

Post-IPO M&AA Provisions

DIRECTORS

87.	(a)	Unless otherwise determined by the Company in general meeting, the number of Directors shall not be less than three (3) Directors, the exact number of Directors to be determined from time to time by the Board of Directors.

(b)

Notwithstanding anything to the contrary in these Articles, for so long as the Founder Entities[1] or their Affiliates remain as shareholders of the Company, such shareholders shall together be entitled, but not obligated, to appoint, remove and replace at least two (2) Director(s) (each, a “Founder Entity Appointed Director”) by delivering a written notice to the Company, and such appointment, removal or replacement as specified therein shall be valid and effective automatically and forthwith upon delivery of such written notice to the Company (without the requirement for any further approval or action on the part of the Members or the Directors), and the Company shall update the Register of Directors and Officers accordingly.

(c)

The Board of Directors shall elect and appoint a Chairman by a majority of the Directors then in office, and the period for which the Chairman will hold office will also be determined by a majority of all of the Directors then in office. The Chairman shall preside as chairman at every meeting of the Board of Directors. To the extent the Chairman is not present at a meeting of the Board of Directors within fifteen minutes after the time appointed for holding the same, the attending Directors may choose one of their number to be the chairman of the meeting.

(d)	The Shareholders may by Ordinary Resolution appoint any person to be a Director that is not a Founder Entity Appointed Director.

(e)

The Board may, by the affirmative vote of a simple majority of the remaining Directors present and voting at a Board meeting, appoint any person as a Director, to fill a casual vacancy on the Board (other than a Founder Entity Appointed Director) or as an addition to the existing Board.

(f)

An appointment of a Director may be on terms that the Director shall automatically retire from office (unless he has sooner vacated office) at the next or a subsequent annual general meeting or upon any specified event or after any specified period in a written agreement between the Company and the Director, if any; but no such term shall be implied in the absence of express provision. Any Director whose term of office expires shall be eligible for re-election at a meeting of the Shareholders or re-appointment by the Board.

88.

A Director (other than a Founder Entity Appointed Director) may be removed from office by Ordinary Resolution (except with regard to the removal of the Chairman, who may only be removed from office by Special Resolution) of the Company, notwithstanding anything in these Articles or in any agreement between the Company and such Director (but without prejudice to any claim for damages under such agreement). The notice of any meeting at which a resolution to remove a Director shall be proposed or voted upon must contain a statement of the intention to remove that Director and such notice must be served on that Director not less than ten (10) calendar days before the meeting. Such Director is entitled to attend the meeting and be heard on the motion for his removal. A vacancy on the Board created by the removal of a Director under the previous sentence may be filled by Ordinary Resolution or by the affirmative vote of a simple majority of the remaining Directors present and voting at a Board meeting.

[1]	Defined as Tonyhan Limited and Yanli Holdings Limited.